SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

208 S. Akard Street Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class

of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class

of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:

            333-231404

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.250% Global Notes due 2026	New York Stock Exchange
0.800% Global Notes due 2030	New York Stock Exchange
1.800% Global Notes due 2039	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated May 13, 2019, under “Description of Debt Securities We May Offer” and in the Prospectus Supplement, dated September 4, 2019, under the heading “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2019 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-231404) previously filed with the Commission under the Act.

Item 2. Exhibits.

1. Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K filed on May 15, 2013).

2. Form of 0.250% Global Notes due 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on September 11, 2019).

3. Form of 0.800% Global Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on September 11, 2019).

4. Form of 1.800% Global Notes due 2039 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on September 11, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T INC.

Date: September 11, 2019	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer